                                                                    EXHIBIT 99.1



NEWS RELEASE                                                     [WILLIAMS LOGO]


NYSE:WMB

================================================================================

Date:      October 21, 1998


Contact:   Jim Gipson             Rick Rodekohr             Richard George
           Media                  Investor relations        Investor relations
           (918) 573-2111         (918) 573-2087            (918) 573-3679
           jgipson@fin.twc.com    rrodekohr@fin.twc.com     rgeorge@fin.twc.com



   ENERGY MARKET CONDITIONS AND UNFAVORABLE CHARGES REDUCE WILLIAMS' RESULTS

     TULSA - With results reduced by energy market conditions and by pre-tax charges and write-downs of approximately $70 million, or 10 cents per share, Williams reported unaudited net income of $32.1 million, or 7 cents per share on a diluted basis, for the third quarter that ended Sept. 30.

     This compares to unaudited restated net income of $13.7 million, or 3 cents per share, for the same period of 1997, a quarter in which results were reduced by 17 cents per share for the cost of debt restructuring.

     "It is never enjoyable to report a quarter that falls short of expectations," said Keith E. Bailey, chairman, president and chief executive officer. "But, we do so with a realization that we also achieved significant progress in a number of areas that will help position us to reach our longer term earnings performance goals."

     Examples of that progress include:

  o Favorable decisions by federal regulators this summer to provide more competitive rates of return on equity for the gas pipeline industry, and an intent to examine other short- and long-term transportation issues in the relatively near future. The gas pipelines continue to exceed market growth objectives, and are on track to produce improved financial results for the year.

  o In energy services, a major California electric power marketing arrangement launched this summer already has proven very successful. While disrupted by hurricanes during the quarter, Williams completed the first phase of Mobile Bay, a suite of regulated and unregulated natural gas projects that provide a strategic platform for growth in the eastern Gulf of Mexico. In Texas and Louisiana, recently completed natural gas wells are expected to begin providing 25-35 million cubic feet per day of net incremental production in November.

  o With the continuing rapid completion of segments of its new national fiber optic communications network, Williams will attempt to complete the 32,000-mile system by the end of 2000, up to a year sooner than originally planned.

     "While these and other examples of progress give us great confidence in our future, the reality is that we continue to achieve disappointing financial results in several key areas of our businesses," Bailey said.

     He noted that gas liquids margins continue at historic lows. Refined product margins and prices have weakened as they have tracked this year's decline in crude oil prices. Low gasoline prices are translating into lower ethanol prices. And, continuing integration issues in the communications solutions business negatively impacted third quarter performance.

     "We are concentrating our resources where we believe we can add the greatest short-term value without compromising long-term potential," Bailey said. "We will continue to examine all of our activities to ensure they reinforce the high growth potential that we believe exists for each of our principal businesses. Additionally, we will evaluate our capital spending on what we view as the highest priority investments."

     For the first nine months of 1998, Williams reported net income of $160.9 million, or 37 cents per share, compared with net income of $310.8 million, or 72 cents per share, for the same period a year ago.

     Following is a third quarter 1998 summary of Williams' major business groups:

     GAS PIPELINE, the nation's largest transporter of natural gas through systems that span the United States, reported third quarter operating profit of $141.7 million, identical to the operating profit reported during the same period of 1997.

     The quarter benefited from expansions on the Transco system, new services offered on the Transco and Texas Gas systems and lower operating and maintenance expenses within the pipeline group. Quarter-to-quarter operating profit is flat because the third quarter of last year included favorable adjustments to certain accruals.

     For the first nine months of 1998, Williams' gas pipeline business reported operating profit of $489.7 million, compared with operating profit of $453.9 million during the same period of 1997.

     Other systems that comprise this group are Central, Northwest and Kern
River.

     ENERGY SERVICES, which provides a full spectrum of traditional and advanced energy products and services, reported third quarter operating profit of $116.6 million, compared with operating profit of $137.3 million in the third quarter of 1997.

     The benefit of substantially higher electric power marketing and trading, lower operating losses from retail propane operations and increased petroleum pipeline transportation activities was more than offset by lower refining and per-unit natural gas liquids margins. Also, results from natural gas trading and ethanol activities were lower than during the same period a year ago. And, this quarter includes credit loss accruals of $26.4 million for certain energy capital and retail energy activities, partially offset by the favorable settlement of a long-term transportation contract.

     For the first nine months of 1998, Energy Services reported operating profit of $315.7 million, which includes $45.9 million in MAPCO merger-related costs, compared with operating profit of $413.2 million during the same period last year.

     Units comprising Energy Services are: Energy Marketing & Trading, Exploration & Production, Midstream Gas & Liquids and Petroleum Services.

     COMMUNICATIONS, which includes a leading-edge broadband network, single-source communications systems integration and multiple technology applications for businesses, reported a third quarter operating loss of $25.6 million, compared with an operating loss of $5.2 million in the same quarter of 1997.

     Financial performance declined because of lower operating profit from communications solutions, including charges for asset write-downs, and the costs of building a network service delivery platform are being incurred in advance of the network being commercially available to customers.

     Not included in communications' operating loss, but included in this third quarter investing income (loss) is a $23 million write-down related to a network applications venture.

     For the first nine months of 1998, Communications reported an operating loss of $56.2 million compared with an operating loss of $3.9 million during the same period of 1997.

ABOUT WILLIAMS (NYSE:WMB)
Williams, through its subsidiaries, provides a full range of traditional and leading-edge communications and energy services and is the nation's largest-volume transporter of natural gas. Williams information is available at www.twc.com.


                                      ###

Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange commission.

FINANCIAL HIGHLIGHTS                                            [WILLIAMS LOGO]
(UNAUDITED)



                                                       Three months ended          Nine months ended
                                                         September 30,                September 30,
------------------------------------------------------------------------------------------------------
(Millions, except per-share amounts)                   1998         1997*          1998        1997*
------------------------------------------------------------------------------------------------------
Revenues                                            $ 1,901.0    $ 2,099.0      $ 5,641.4   $ 5,898.5
Income before extraordinary loss                    $    32.1    $    87.4      $   165.7   $   384.5
Extraordinary loss                                  $      --    $   (73.7)     $    (4.8)  $   (73.7)
Net income                                          $    32.1    $    13.7      $   160.9   $   310.8
Basic earnings per common share:
  Income before extraordinary loss                  $     .07    $     .21      $     .38   $     .92
  Extraordinary loss                                $      --    $    (.18)     $    (.01)  $    (.18)
  Net income                                        $     .07    $     .03      $     .37   $     .74
  Average shares (thousands)                          428,594      411,821        424,076     411,677
Diluted earnings per common share:
  Income before extraordinary loss                  $     .07    $     .20      $     .38   $     .89
  Extraordinary loss                                $      --    $    (.17)     $    (.01)  $    (.17)
  Net income                                        $     .07    $     .03      $     .37   $     .72
  Average shares (thousands)                          442,080      429,155        440,874     428,980
Shares outstanding at September 30 (thousands)                                    427,666     409,660
------------------------------------------------------------------------------------------------------

*Amounts have been restated to reflect the acquisition of MAPCO Inc. which has been accounted for as a pooling of interests. (See Note 1 of Notes to Consolidated Statement of Income for additional information.)












                                                              THIRD QUARTER 1998

                                                                 [WILLIAMS LOGO]


CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

                                                                 THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                   SEPTEMBER 30,
                ----------------------------------------------------------------------------------------------------------
                (Millions, except per-share amounts)            1998           1997*             1998            1997*
                ----------------------------------------------------------------------------------------------------------
REVENUES         Gas Pipelines (Note 2)                      $   400.6      $   398.3         $  1,243.9        $ 1,237.4
                 Energy Services (Note 2)                      1,240.7        1,517.0            3,741.5          4,386.3
                 Communications                                  418.5          413.7            1,219.6            989.4
                 Other                                            14.5            8.9               40.0             28.0
                 Intercompany eliminations                      (173.3)        (238.9)            (603.6)          (742.6)
                 ---------------------------------------------------------------------------------------------------------
                  Total revenues                               1,901.0        2,099.0            5,641.4          5,898.5
                 ---------------------------------------------------------------------------------------------------------
PROFIT-CENTER    Costs and operating expenses                  1,377.2        1,609.5            4,059.4          4,454.3
COSTS AND        Selling, general and administrative
EXPENSES           expenses                                      275.0          220.3              754.4            593.1
                 Other (income) expense--net (Notes 1 and 2)      13.3           (6.6)              68.3            (16.3)
                 ---------------------------------------------------------------------------------------------------------
                  Total profit-center costs and expenses       1,665.5        1,823.2             4,882.1         5,031.1
                 ---------------------------------------------------------------------------------------------------------
OPERATING        Gas Pipelines (Note 2)                          141.7          141.7               489.7           453.9
PROFIT           Energy Services (Note 2)                        116.6          137.3               315.7           413.2
                 Communications (Note 2)                         (25.6)          (5.2)              (56.2)           (3.9)
                 Other                                             2.8            2.0                10.1             4.2
                 ---------------------------------------------------------------------------------------------------------
                  Total operating profit                         235.5          275.8               759.3           867.4
                 General corporate expenses (Note 1)             (17.2)         (17.9)              (76.1)          (57.0)
                 Interest accrued                               (131.5)        (118.5)             (376.0)         (344.7)
                 Interest capitalized                             12.6            8.1                28.6            15.5
                 Investing income (loss)(Note 3)                 (33.7)           4.1               (30.7)           13.5
                 Gain on sale of interest in subsidiary (Note 4)     -              -                   -            44.5
                 Gain on sale of assets (Note 5)                     -              -                   -            66.0
                 Minority interest in (income) loss of
                    consolidated subsidiaries                       .1           (5.2)               (5.5)          (12.6)
                 Other expense--net                              (10.0)          (1.9)              (22.4)           (4.7)
                 ---------------------------------------------------------------------------------------------------------
                 Income before income taxes                       55.8          144.5               277.2           587.9
                 Provision for income taxes                       23.7           57.1               111.5           203.4
                 ---------------------------------------------------------------------------------------------------------
                 Income before extraordinary loss                 32.1           87.4               165.7           384.5
                 Extraordinary loss (Note 6)                         -          (73.7)               (4.8)          (73.7)
                 ---------------------------------------------------------------------------------------------------------
                 Net income                                       32.1           13.7               160.9           310.8
                 Preferred stock dividends                         1.9            2.4                 5.7             7.6
                 ---------------------------------------------------------------------------------------------------------
                 Income applicable to common stock           $    30.2      $    11.3         $     155.2       $   303.2
                 ---------------------------------------------------------------------------------------------------------
EARNINGS         Basic earnings per common share:
PER SHARE           Income before extraordinary loss         $     .07      $     .21         $       .38       $     .92
                    Extraordinary loss (Note 6)                      -      $    (.18)        $      (.01)      $    (.18)
                 ---------------------------------------------------------------------------------------------------------
                    Net income                               $     .07      $     .03         $       .37       $     .74
                 ---------------------------------------------------------------------------------------------------------
                 Diluted earnings per common share:
                    Income before extraordinary loss         $     .07      $     .20         $       .38       $     .89
                    Extraordinary loss (Note 6)                      -           (.17)               (.01)           (.17)
                 ---------------------------------------------------------------------------------------------------------
                    Net income                               $     .07      $     .03         $       .37       $     .72
                 ---------------------------------------------------------------------------------------------------------

                 * Amounts have been restated to reflect the acquisition of MAPCO Inc. which has been accounted for as a pooling of interests, and certain revenue amounts have been reclassified to conform to current year classifications. (See Note 1 of Notes to Consolidated Statements of Income for additional information.)

                 See accompanying notes.



                                                              THIRD QUARTER 1998

                                                                 [WILLIAMS LOGO]



NOTES TO CONSOLIDATED STATEMENT OF INCOME
(unaudited)

1.   BASIS OF PRESENTATION
--------------------------------------------------------------------------------

     MAPCO ACQUISITION

     On March 28, 1998, Williams completed the acquisition of MAPCO Inc. Williams acquired MAPCO by exchanging 1.665 shares of Williams common stock for each outstanding share of MAPCO common stock. In addition, outstanding MAPCO stock options were converted into Williams common stock. A total of 98.8 million shares of Williams common stock valued at $3.1 billion, based on the closing market price of Williams common stock on March 27, 1998, were issued in the transaction. MAPCO is engaged in the NGL pipeline, petroleum refining and marketing and propane marketing businesses, and is included as part of the Energy Services' business unit.

     The merger constitutes a tax-free reorganization and has been accounted for as a pooling of interests. Accordingly, all prior period consolidated financial information and statistics have been restated to include the combined results of operations, financial position and cash flows of MAPCO Inc. and Williams.

     In connection with the merger, Williams has recognized approximately $74 million in merger-related costs comprised primarily of outside professional fees and early retirement and severance costs. Approximately $46 million of these merger-related costs are included in other (income) expense-net, as a component of Energy Services' operating profit (see Note 2), and approximately $28 million is included in general corporate expenses.

     OTHER

     Effective April 1, 1998, certain marketing activities of natural gas liquids (previously reported in Midstream Gas & Liquids) and petroleum refining products (previously reported in Petroleum Services) were transferred to Energy Marketing & Trading and combined with its commodity risk trading operations. As a result, revenues and operating profit amounts for the three months and nine months ended September 30, 1997, have been restated to reflect this classification. These marketing activities are reported through first quarter 1998 on a "gross" basis in the Consolidated Statement of Income as revenues and profit-center costs within Energy Marketing & Trading. Concurrent with completing the combination of such activities with the commodity risk trading operations of Energy Marketing & Trading, the related contract rights and obligations of certain of these operations were recorded in the balance sheet on a market-value basis consistent with Energy Marketing & Trading's accounting policy, and the related income statement presentation relating to these operations was changed effective April 1, 1998, to reflect these revenues net of the related costs to purchase such items.

     On April 30, 1997, Williams and Northern Telecom (Nortel) combined their customer-premise equipment sales and service operations into a limited liability company, Williams Communications Solutions, LLC (LLC) (see Note 4). Communications' revenues and operating profit amounts include the operating results of the LLC beginning May 1, 1997.

     Operating profit of operating companies may vary by quarter. Based on current rate structures and/or historical maintenance schedules, Transcontinental Gas Pipe Line and Texas Gas Transmission experience lower operating profits in the second and third quarters as compared with the first and fourth quarters.

2.   REVENUES AND OPERATING PROFIT
--------------------------------------------------------------------------------

     Revenues and operating profit of Gas Pipelines and Energy Services for the three and nine months ended September 30, 1998 and 1997, are as follows:

                                                 Three months ended September 30,

(millions)                                    Revenues                Operating Profit
----------------------------------------------------------------------------------------------
                                         1998          1997          1998           1997
----------------------------------------------------------------------------------------------
Gas Pipelines:
  Central                             $    42.3     $    49.4      $  12.3        $  19.1
  Kern River Gas
    Transmission                           40.3          43.1         27.3           30.6
  Northwest Pipeline                       73.9          71.2         35.7           35.3
  Texas Gas Transmission                   50.0          53.2          7.9            3.7
  Transcontinental Gas
    Pipe Line                             194.1         181.4         58.5           53.0
----------------------------------------------------------------------------------------------
                                      $   400.6     $   398.3      $ 141.7        $ 141.7
----------------------------------------------------------------------------------------------
Energy Services:
  Energy Marketing
    & Trading                         $   298.3     $   524.4*     $  14.6        $  (2.5)*
  Exploration & Production                 28.7          32.1          4.9            5.4
  Midstream Gas & Liquids                 208.5         260.3*        56.2           72.1*
  Petroleum Services                      705.2         700.2*        44.8           62.3*
  Merger-related costs                       --            --         (3.9)            --
----------------------------------------------------------------------------------------------
                                      $ 1,240.7     $ 1,517.0*     $ 116.6        $ 137.3*
==============================================================================================


                                                 Nine months ended September 30,

(millions)                                    Revenues                Operating Profit
----------------------------------------------------------------------------------------------
                                         1998          1997          1998           1997
----------------------------------------------------------------------------------------------
Gas Pipelines:
  Central                             $   128.2     $   137.2      $  41.7        $  51.4
  Kern River Gas
    Transmission                          121.8         125.1         83.8           90.6
  Northwest Pipeline                      215.4         204.5        105.1           94.5
  Texas Gas Transmission                  193.8         210.4         61.2           55.5
  Transcontinental Gas
    Pipe Line                             584.7         560.2        197.9          161.9
----------------------------------------------------------------------------------------------
                                      $ 1,243.9     $ 1,237.4      $ 489.7        $ 453.9
----------------------------------------------------------------------------------------------
Energy Services:
  Energy Marketing
    & Trading                         $   953.5     $ 1,511.6*     $  35.3        $   9.7*
  Exploration & Production                106.8          94.5         25.2           20.1
  Midstream Gas & Liquids                 650.4         782.9*       177.3          226.4*
  Petroleum Services                    2,030.8       1,997.3*       123.8          157.0*
  Merger-related costs                       --            --        (45.9)            --
----------------------------------------------------------------------------------------------
                                      $ 3,741.5     $ 4,386.3*     $ 315.7        $ 413.2*
==============================================================================================

* Amounts have been restated as described in Note 1.


                                                              THIRD QUARTER 1998

                                                                 [WILLIAMS LOGO]

(Unaudited)


2.   REVENUES AND OPERATING PROFIT (continued)
--------------------------------------------------------------------------------

     Included in the third quarter 1998 operating profit for Energy Marketing & Trading are credit loss accruals of $26.4 million for certain energy capital and retail energy activities. Other (income) expense - net and operating profit for the same period includes write-downs of the carrying value of software for certain financial systems totaling $8.9 million ($5.6 million related to Communications) for consolidation of multiple financial systems.

     Included in other (income) expenses - net and operating profit for Petroleum Services for the nine months ended September 30, 1998, is a loss provision for a recent order from the Federal Energy Regulatory Commission
(FERC). On July 15, 1998, Williams Pipe Line Company received an Order from the FERC which affirmed an administrative law judge's 1996 initial decision regarding rate-making proceedings for the period September 15, 1990 through May 1, 1992. The FERC has ruled that the company did not meet its burden of establishing that its transportation rates in its 12 noncompetitive markets were just and reasonable for the period and has ordered refunds. The company continues to believe it should prevail upon appeal regarding collected rates for that period. However, due to this FERC decision, the company accrued $15.5 million, including interest, in the second quarter of 1998, for potential refunds to customers for the issues described above.

3.   INVESTING INCOME (LOSS)
--------------------------------------------------------------------------------

     Third-quarter 1998 investing loss includes a $25.7 million write-down of the carrying value of certain investments. The largest of these is a $23.2 million write-down related to a Communications network applications venture that was re-evaluated in the third quarter.

4.   SALE OF INTEREST IN SUBSIDIARY
--------------------------------------------------------------------------------

     On April 30, 1997, Williams and Nortel combined their customer-premise equipment sales and service operations into a limited liability company, Williams Communications Solutions, LLC (LLC). In addition, Williams paid $68 million to Nortel. Williams has accounted for its 70 percent interest in the operations that Nortel contributed to the LLC as a purchase business combination and beginning May 1, 1997, has included the results of operations of the acquired company in Williams' Consolidated Statement of Income.

     Williams recorded the 30 percent reduction in its operations contributed to the LLC as a sale to the minority shareholders of the LLC. Williams recognized a gain of $44.5 million based on the fair value of its operations contributed to the LLC. Income taxes were not provided on the gain because the transaction did not affect the difference between the financial and tax bases of identifiable assets and liabilities.

5.   SALES OF ASSETS
--------------------------------------------------------------------------------

     In January 1997, Williams sold its interest in the natural gas liquids and condensate reserves in the West Panhandle field of Texas for $66 million in cash. The sale resulted in a $66 million pre-tax gain on the transaction, because the related reserves had no book value.

6.   EXTRAORDINARY LOSS
--------------------------------------------------------------------------------

     The extraordinary loss in 1998 resulted from the early extinguishment of debt. Williams paid $54.4 million to redeem higher interest rate debt for a $4.8 million net loss (net of a $2.6 million benefit of income taxes).

     During third-quarter 1997, Williams initiated a restructuring of its debt portfolio. At September 30, 1997, Williams had paid approximately $1.2 billion to redeem higher interest rate debt for a $73.7 million net loss (net of a $46.9 million benefit for income taxes).




                                                              Third Quarter 1998

                                                                 [WILLIAMS LOGO]

OPERATING STATISTICS

                                                                              Three months ended        Nine months ended
                                                                                September 30,            September 30,
---------------------------------------------------------------------------------------------------------------------------------
                                                                             1998             1997         1998       1997
---------------------------------------------------------------------------------------------------------------------------------
Gas Pipelines:
     Central
          Throughput (TBtu)                                                   70.0             61.8          239.4     233.4
          Average daily transportation volumes (TBtu)                           .8               .7             .9        .9
          Average daily firm reserved capacity (TBtu)                          2.1              2.0            2.1       2.1

     Kern River Gas Transmission
          Throughput (TBtu)                                                   72.5             72.7          221.1     212.0
          Average daily transportation volumes (TBtu)                           .8               .8             .8        .8
          Average daily firm reserved capacity (TBtu)                           .7               .8             .7        .7

     Northwest Pipeline
          Throughput (TBtu)                                                  163.1            147.6          546.2     521.5
          Average daily transportation volumes (TBtu)                          1.8              1.5            2.0       1.9
          Average daily firm reserved capacity (TBtu)                          2.7              2.4            2.6       2.4

     Texas Gas Transmission
          Throughput (TBtu)                                                  159.1            160.2          550.1     562.8
          Average daily transportation volumes (TBtu)                          1.7              1.7            2.0       2.1
          Average daily firm reserved capacity (TBtu)                          1.7              1.7            2.0       2.0

     Transcontinental Gas Pipe Line
          Throughput (TBtu)                                                  375.5            372.7*       1,186.3   1,196.6*
          Average daily transportation volumes (TBtu)                          4.1              4.1*           4.3       4.4*
          Average daily firm reserved capacity (TBtu)                          6.8              5.7            6.4       5.5

Communications:
     Communications Solutions (millions)
          Backlog at September 30                                                                         $  245.8    $228.5
          Orders                                                            $344.0           $351.0       $1,059.0    $818.1
     Network Services
          Total planned route miles                                                                         32,000      **
          Multi-media network miles                                                                         11,000      **
          Route miles under construction:
               Project miles                                                                                11,080      **
               Right-of-way acquired                                                                        10,725      **
               Dark fiber                                                                                    7,628      **
               Lit                                                                                           6,070      **


 *Restated
**Information not applicable in 1997



                                                              Third Quarter 1998

                                                                 [WILLIAMS LOGO]

                                                                       Three months ended       Nine months ended
                                                                          September 30,           September 30,
--------------------------------------------------------------------------------------------------------------------------
                                                                        1998        1997         1998      1997
--------------------------------------------------------------------------------------------------------------------------
Energy Services:

     Energy Marketing & Trading
          Physical Trading
               Natural gas (TBtuD)                                       3.2         3.1            3.4       2.9
               Power (GWh/hour)                                          8.5         2.1            5.4       1.1
          Propane Marketing
               Retail (million gallons)                                 39.3        45.0          183.0     187.4

     Exploration & Production
          Natural gas production (TBtu)                                  9.0         9.6*          29.1      27.5*

     Midstream Gas & Liquids
          Field Services
               Gathering volumes (TBtu)                                509.3       559.7        1,571.6   1,618.2
               Processing volumes (TBtu)                               131.1       131.9          399.4     383.4
               Natural gas liquids sales (million gallons)             149.9       161.4          435.4     424.9
          Natural Gas Liquids Pipeline
               Barrel miles - total system (billions)                   33.8        36.0*         102.4     107.1*
               Mid-America Pipeline deliveries (million barrels)        66.8        69.4          203.5     205.8
               Seminole Pipeline deliveries (million barrels)           24.6        27.7           71.7      79.2
               Rocky Mountain Extension deliveries (million barrels)     7.5         9.1           22.1      26.6

     Petroleum Services
          Petroleum Products Pipeline
               Shipments (million barrels)                              57.1        59.7          167.1     173.2
               Barrel miles (billions)                                  16.0        16.0           44.7      44.8
          Ethanol sales (million gallons)                               45.0        38.3          129.5     101.8
          Refining (crude runs)
               Memphis (MBPD)                                          119.1       116.1          120.5     108.5
               North Pole (MBPD)                                       128.5       132.2          130.7     131.1
          Retail stations
               Average monthly gallons per store (thousands)           178.3       141.9          165.5     148.3
               Average number of stores                                  254         251            253       241
--------------------------------------------------------------------------------------------------------------------------

*Restated

Note: Amounts reflect the acquisition of MAPCO Inc.





                                                              THIRD QUARTER 1998